Exhibit 99.1



Press Release


For Immediate Release                               Media Contact: Hannah Burns
                                                                   212-526-4064
                                                 Investor Contact: Shaun Butler
                                                                   212-526-8381



                   LEHMAN BROTHERS REPORTS RECORD REVENUES AND
                           NET INCOME FOR FISCAL 2004

                     Fourth Quarter Net Income Increases 22%

NEW YORK, December 15, 2004 - Lehman Brothers Holdings Inc. (ticker symbol:
LEH) today reported net income of $585 million, or $1.96 per common share (diluted), for the fourth quarter ended November 30, 2004, representing increases of 22% and 15%, respectively, from net income of $481 million, or $1.71 per common share (diluted), in the fourth quarter of fiscal 2003. Third quarter 2004 net income was $505 million, or $1.71 per common share (diluted).

For the 2004 full fiscal year, net income increased 39% to a record $2.4 billion compared to $1.7 billion in fiscal 2003, and earnings per common share (diluted) rose 24% to $7.90 from $6.35 in fiscal 2003.


                          Full Year Business Highlights
o        Reported record net revenues, net income and earnings per share
o Earned record net revenues in our Investment Banking segment, reflecting market share gains in merger and acquisition advisory and equity origination

o Produced highest ever net revenues in our Capital Markets segment, with our sixth consecutive year of record Fixed Income net revenues and our second best year of Equity net revenues
o Reported record net revenues in our Client Services segment and grew assets under management to $137 billion from $120 billion last year
o Ranked #1 in both Equity and Fixed Income Research by Institutional Investor's "All America Research" polls
o Achieved record international net revenues, posting record net revenues in Asia for the second consecutive year and our second best year of net revenues in Europe

Richard S. Fuld, Jr., chairman and chief executive officer, said, "Due to excellent performance throughout the year and very strong fourth quarter results, we are reporting record annual net revenues, net income and earnings per share. Both our reputation as a trusted advisor to our clients and our momentum as a franchise have never been stronger."

The Firm reported its third highest quarterly net revenues, which rose 25% to $2.9 billion, from $2.3 billion in the fourth quarter of fiscal 2003 and 10% from $2.6 billion in the third quarter of fiscal 2004. Record Investment Banking revenues, which rose 27% to $608 million from $477 million in the prior year's period, reflected a 95% increase in merger and acquisition advisory fees, to our highest level in almost four years, and record revenues from debt origination activity. Capital Markets net revenues increased 18% to $1.8 billion from $1.5 billion last year, and were driven by continued strength in the Firm's Fixed Income franchise and a rebound in Equity Capital Markets activity. A significant increase in the foreign exchange business and continued strength in mortgage products contributed to robust Fixed Income customer flow activity. The increase in Equity Capital Markets net revenues reflected a resurgence in the global equity markets, including a significant rise in trading volumes during the quarter. The Firm also achieved record net revenues in its Client Services segment, reflecting a record performance in the Asset Management business as assets under management rose to $137 billion. Private Client activity improved during the quarter, largely as a result of an increase in the distribution of equity products following the rally in the equity markets.

For the full 2004 fiscal year, net revenues increased 34% to a record $11.6 billion, from $8.6 billion for fiscal 2003, reflecting improved net revenues in each business segment, as well as each of the regions.

Non-interest expenses for the quarter were $2.0 billion, compared to $1.6 billion in the fiscal 2003 fourth quarter and $1.9 billion in the trailing quarter of fiscal 2004. Compensation and benefits as a percentage of net revenues was 48.6% during the fourth quarter of fiscal 2004, compared to 48.0% for the fourth quarter of fiscal 2003 and 49.8% for the third quarter of fiscal 2004. For the full fiscal year, compensation and benefits as a percentage of net revenues was 49.5%, compared to 49.9% in fiscal 2003. Nonpersonnel expenses in the fiscal 2004 fourth quarter were $603 million, compared with $473 million in the fiscal fourth quarter of 2003 and $594 million in the fiscal third quarter of 2004. Nonpersonnel expenses for the full fiscal year of 2004 were $2.3 billion compared with $1.8 billion ($1.7 billion excluding a charge related to a global real estate configuration) in fiscal 2003.

For the quarter ended November 30, 2004, the Firm's pre-tax margin was 30.5%, compared with 31.4% in the fourth quarter of fiscal 2003. For the full fiscal year, the Firm's pre-tax margin was 30.4%, compared with 29.3% for fiscal 2003. Return on average common equity was 17.0% for the fourth quarter of fiscal 2004, compared with 18.9% for the fourth quarter of fiscal 2003. For the full fiscal year, return on average common equity was 17.9%, compared with 18.2% for fiscal 2003. Return on average tangible common equity was 23.0% for the fourth quarter of fiscal 2004, compared with 20.6% for the fourth quarter of fiscal 2003. For the full fiscal year, return on average tangible common equity was 24.7%, compared with 19.2% for fiscal 2003.

As of November 30, 2004, Lehman Brothers' total stockholders' equity was $14.9 billion, and total capital (stockholders' equity and long-term debt) was approximately $71.4 billion. Book value per common share was $49.32.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity and wealth and asset management services. The Firm is headquartered in New York, with regional headquarters in London and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products and recruitment opportunities, visit our Web site at www.lehman.com.

Conference Call

A conference call to discuss the Firm's financial results and outlook will be held at 9:30 a.m., EST on Wednesday, December 15, 2004. The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-456-0338 or from outside the U.S., 212-547-0182. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 866-408-8449 (domestic) or 203-369-0633 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until 5:00 p.m. EST on January 15, 2005, and by phone until 5:00 p.m. EST on January 7, 2005. Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity risks, credit ratings changes, credit exposures and legal and regulatory changes and proceedings. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report to Shareholders and Quarterly Report on Form10-Q.

                                                       # # #


LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)


                                                 Year Ended                           Quarters Ended
                                             ----------------     ---------------------------------------------------------
                                               2004     2003      11/30/04     8/31/04    5/31/04     2/29/04   11/30/03
                                               ----     ----      --------     -------    -------     -------   --------
Income Statement
Net Revenues                                   $11,576   $8,647        $2,883     $2,623     $2,926      $3,144     $2,298
Non-Interest Expenses:
   Compensation and Benefits                     5,730    4,318         1,401      1,306      1,457       1,566      1,103
   Non-personnel Expenses                        2,309    1,716           603        594        585         527        473
   Real Estate Related Charge                       19       77            --        --          --          19         --
Net Income (a)                                   2,369    1,699           585        505        609         670        481
Net Income Applicable to Common Stock            2,297    1,649           566        487        592         653        464
Earnings per Common Share: (b)
   Basic                                         $8.36    $6.71         $2.07      $1.79      $2.14       $2.37      $1.82
   Diluted                                       $7.90    $6.35         $1.96      $1.71      $2.01       $2.21      $1.71

Financial Ratios (%)
Return on Average Common Stockholders'
   Equity (annualized) (c)                       17.9%    18.2%         17.0%      15.0%      18.6%       21.1%      18.9%
Return on Average Tangible Common
   Stockholders' Equity (annualized) (d)         24.7%    19.2%         23.0%      20.9%      26.0%       29.7%      20.6%
Pretax Margin (e)                                30.4%    29.3%         30.5%      27.6%      30.2%       32.8%      31.4%
Compensation and Benefits/Net Revenues           49.5%    49.9%         48.6%      49.8%      49.8%       49.8%      48.0%
Effective Tax Rate (f)                           32.0%    30.2%         33.5%      30.2%      31.1%       32.8%      30.5%

Financial Condition
Total Assets                                                         $358,500   $340,890   $346,499    $328,064   $312,061
Net Assets (g)                                                        176,620    171,308    175,452     171,600    163,182
Long-Term Debt (h)                                                     56,496     50,043     52,380      50,982     43,529
Preferred Securities Subject to Mandatory
   Redemption (h)                                                       --          --          --           --      1,310
Common Stockholders' Equity                                            13,575     13,076     12,831      12,601     12,129
Total Stockholders' Equity                                             14,920     14,421     14,006      13,776     13,174
Total Stockholders' Equity Plus Junior
   Subordinated Debt(i)                                                15,920     15,421     15,391      15,086     14,484
Tangible Equity Capital (g)                                            12,640     11,763     11,536      11,296     10,681
Total Capital (j)                                                      71,416     64,464     66,386      64,758     58,013
Book Value per Common Share (k)                                         49.32      48.10      47.05       45.45      44.17
Gross Leverage Ratio(l)                                                 24.0x      23.6x      24.7x       23.8x      23.7x
Net Leverage Ratio(g)                                                   14.0x      14.6x      15.2x       15.2x      15.3x

Other Data (#s)
Employees                                                              19,579     19,286     17,625      16,505     16,188
Assets Under Management (in billions) (m)                              $136.7     $130.9     $129.3      $128.0     $120.1
Common Stock Outstanding (in millions)                                  274.2      269.5      272.7       277.2      266.7
Weighted Average Shares (in millions):
   Basic                                         274.7    245.7         273.2      272.8      276.8       275.5      254.7
   Diluted                                       290.7    259.9         288.5      285.0      294.2       294.7      271.2

See Footnotes to Selected Statistical Information on page 6.

                                       5


LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

(a) For the year ended November 30, 2004 and the quarter ended February 29, 2004 net income includes a $19 million pre-tax ($11 million after tax) charge related to reconfiguring certain of our real estate. For the year ended November 30, 2003 net income includes a $77 million pre-tax ($45 million after tax) charge related to reconfiguring certain of our real estate.
(b) For the year ended November 30, 2004 and the quarter ended February 29, 2004 basic EPS and diluted EPS were both reduced by $0.04 as a result of the real estate charge. For the year ended November 30, 2003 basic EPS was reduced by $0.18 and diluted EPS was reduced by $0.17 as a result of the real estate charge.
(c) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. (See the reconciliation on page 10.) For the year and quarter ended November 30, 2003 average common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003.
     For the year ended November 30, 2004 and quarter ended February 29, 2004 return on average common stockholders' equity was reduced by 0.1% and 0.4%, respectively, as a result of the real estate charge. For the year ended
     November 30, 2003 return on average common stockholders' equity was reduced by 0.5% as a result of the real estate charge.
(d) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Average tangible common stockholders' equity equals average total common stockholders' equity less average identifiable intangible assets and goodwill. (See the reconciliation on page 10.) For the year and quarter ended November 30, 2003 average tangible common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003. Management believes tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in our businesses. For the year ended November 30, 2004 and the quarter ended February 29, 2004 return on average tangible common stockholders' equity was reduced by 0.1% and 0.5%, respectively, as a result of the real estate charge. For the year ended November 30, 2003 return on average tangible common stockholders' equity was reduced by 0.5% as a result of the real estate charge.
(e)  Pretax margin for the year ended November 30, 2004 and the quarter ended
     February 29, 2004 was reduced by approximately 0.2% and 0.6%, respectively, as a result of the real estate charge. Pretax margin for the year ended
     November 30, 2003 was reduced by approximately 0.9% as a result of the real estate charge.
(f) The effective tax rate for the year ended November 30, 2004 and the quarter ended February 29, 2004 was reduced by approximately 0.1% and 0.2%, respectively, as a result of the real estate charge. The effective tax rate for the year ended November 30, 2003 was reduced by approximately 0.3% as a result of the real estate charge.
(g) Net leverage ratio is defined as net assets (total assets excluding cash and securities segregated and on deposit for regulatory and other purposes, secured financing arrangements, securities received as collateral and identifiable intangible assets and goodwill) divided by tangible equity capital (stockholders' equity plus junior subordinated debt (as defined below) less identifiable intangible assets and goodwill). (See the reconciliation on page 12.) We believe net assets is a more useful measure for investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets. For these reasons, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly-titled measures presented by other companies in the securities industry because of different methods of calculation.
(h)  At November 30, 2004, August 31, 2004, May 31, 2004 and February 29, 2004,
     long-term debt includes $1.0 billion, $1.0 billion, $1.4 billion and $1.3 billion, respectively, of junior subordinated debentures issued to trusts that, prior to February 29, 2004, were classified as preferred securities subject to mandatory redemption. On and after February 29, 2004 these amounts are classified as long-term debt pursuant to the adoption of FASB
     Interpretation No. 46, "Consolidation of Variable Interest Entities--an interpretation of ARB No. 51" (FIN 46). The junior subordinated debentures issued to trusts at November 30, 2004, August 31, 2004, May 31, 2004 and
     February 29, 2004 and the preferred securities subject to mandatory redemption at the prior period ends are collectively referred to herein as "junior subordinated debt".
(i) We believe total stockholders' equity plus junior subordinated debt to be a more meaningful measure of our equity because the junior subordinated debentures issued to trusts are subordinated and have maturities at issuance of 49 years and we can defer interest payments for up to 20 consecutive quarters if the junior subordinated debentures issued to trusts are not in default. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. (See the reconciliation on page 12.)
(j) Total capital includes long-term debt (including junior subordinated debt) and total stockholders' equity. We believe total capital is useful to investors as a measure of our financial strength.
(k) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.
(l) Gross leverage ratio is defined as total assets divided by total stockholders' equity.
(m) Assets under management have been restated to include discretionary cash management assets.




LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                              Three Months Ended                     % Change from
                                                 ------------------------------------------     -------------------------
                                                   Nov 30,        Aug 31,          Nov 30,        Aug 31,       Nov 30,
                                                    2004           2004            2003           2004           2003
                                                 -----------    -----------      ----------     ----------    -----------
  Revenues:
   Principal transactions                            $1,264         $1,217          $1,029  (a)
   Investment banking                                   608            526             477  (a)
   Commissions                                          392            348             335
   Interest and dividends                             3,350          2,769           2,343
   Asset management and other                           232            191              70  (a)
                                                 -----------    -----------      ----------
     Total revenues                                   5,846          5,051           4,254
   Interest expense                                   2,963          2,428           1,956
                                                 -----------    -----------      ----------
     Net revenues                                     2,883          2,623           2,298            10%            25%
                                                 -----------    -----------      ----------

Non-interest expenses:
   Compensation and benefits                          1,401          1,306           1,103
   Technology and communications                        214            195             157
   Brokerage and clearance fees                         116            114              95
   Occupancy                                            108            107              89
   Professional fees                                     61             74              53
   Business development                                  56             56              44
   Other                                                 48             48              35
                                                 -----------    -----------      ----------
     Total non-interest expenses                      2,004          1,900           1,576             5%            27%
                                                 -----------    -----------      ----------
Income before taxes and dividends on trust              879            723             722
   preferred securities (b)
Provision for income taxes                              294            218             220
Dividends on trust preferred
   securities (b)                                         --              --             21
                                                 -----------    -----------      ----------
Net income                                             $585           $505            $481            16%            22%
                                                 ===========    ===========      ==========
Net income applicable to common stock                  $566           $487            $464            16%            22%
                                                 ===========    ===========      ==========

Earnings per common share:
   Basic                                              $2.07          $1.79           $1.82            16%            14%
                                                 ===========    ===========      ==========
   Diluted                                            $1.96          $1.71           $1.71            15%            15%
                                                 ===========    ===========      ==========


(a)  2003 reclassified to conform to the 2004 presentation.
(b) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debentures issued to trusts (a component of long-term debt) pursuant to the adoption of FIN 46. In periods subsequent to February 29, 2004, dividends on trust preferred securities are included in interest expense. See note (h) to the Selected Statistical
     Information on page 6.


                                       7


LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                                Year Ended                 % Change from
                                                                           --------- -- ---------
                                                                            Nov 30,      Nov 30,               Nov 30,
                                                                             2004         2003                 2003
                                                                           ---------    ---------      ----------------------

Revenues:
   Principal transactions                                                    $5,699       $4,272  (a)
   Investment banking                                                         2,188        1,722  (a)
   Commissions                                                                1,537        1,210
   Interest and dividends                                                    11,032        9,942
   Asset management and other                                                   794          141  (a)
                                                                           ---------    ---------
     Total revenues                                                          21,250       17,287
   Interest expense                                                           9,674        8,640
                                                                           ---------    ---------
     Net revenues                                                            11,576        8,647                34%
                                                                           ---------    ---------

Non-interest expenses:
   Compensation and benefits                                                  5,730        4,318
   Technology and communications                                                764          598
   Brokerage and clearance fees                                                 453          367
   Occupancy                                                                    421          319
   Professional fees                                                            252          158
   Business development                                                         211          149
   Other                                                                        208          125
   Real estate related charge                                                    19           77
                                                                           ---------    ---------
     Total non-interest expenses                                              8,058        6,111                32%
                                                                           ---------    ---------
Income before taxes and dividends on trust preferred securities (b)           3,518        2,536
Provision for income taxes                                                    1,125          765
Dividends on trust preferred securities (b)                                      24           72
                                                                           ---------    ---------
Net income                                                                   $2,369       $1,699                39%
                                                                           =========    =========
Net income applicable to common stock                                        $2,297       $1,649                39%
                                                                           =========    =========

Earnings per common share:
   Basic                                                                      $8.36        $6.71                25%
                                                                           =========    =========
   Diluted                                                                    $7.90        $6.35                24%
                                                                           =========    =========


(a)  2003 reclassified to conform to the 2004 presentation.
(b) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debentures issued to trusts (a component of long-term debt) pursuant to the adoption of FIN 46. In periods subsequent to February 29, 2004, dividends on trust preferred securities are included in interest expense. See note (h) to the Selected Statistical
     Information on page 6.


                                       8


LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                               Three Months Ended                           % Change from
                                                -----------------------------------------------        -------------------------

                                                   Nov 30,         Aug 31,            Nov 30,            Aug 31,        Nov 30,
                                                   2004            2004               2003                2004          2003
                                                ------------     ----------        ------------        -----------    ----------

Investment Banking:
   Debt Underwriting                                   $288           $241                $275
   Equity Underwriting                                  141            134                 110
   Merger and Acquisition Advisory                      179            151                  92
                                                ------------     ----------        ------------
     Total                                              608            526                 477                16%           27%
                                                ------------     ----------        ------------

Capital Markets:
   Fixed Income                                       1,326          1,381               1,123
   Equities                                             497            319                 425
                                                ------------     ----------        ------------
     Total                                            1,823          1,700               1,548                 7%           18%
                                                ------------     ----------        ------------


Client Services:
   Private Client                                       212            193                 198
   Asset Management                                     240            204                  75
                                                ------------     ----------        ------------
     Total                                              452            397                 273                14%           66%
                                                ------------     ----------        ------------

     Total Net Revenues                              $2,883         $2,623            $2,298                  10%           25%
                                                ============     ==========        ============


                                                        Year Ended                     % Change from
                                                 --------------------------
                                                   Nov 30,         Nov 30,                Nov 30,
                                                    2004            2003                   2003
                                                 -----------     ----------        ---------------------

Investment Banking:
   Debt Underwriting                                 $1,002             $980
   Equity Underwriting                                  560              363
   Merger and Acquisition Advisory                      626              379
                                                 -----------     ----------
     Total                                            2,188            1,722               27%
                                                 -----------     ----------

Capital Markets:
   Fixed Income                                       5,739            4,391
   Equities                                           1,955            1,627
                                                 -----------     ----------
     Total                                            7,694            6,018               28%
                                                 -----------     ----------

Client Services:
   Private Client                                       854              766
   Asset Management                                     840              141
                                                 -----------     ----------
     Total                                            1,694              907               87%
                                                 -----------     ----------

     Total Net Revenues                             $11,576           $8,647               34%
                                                 ===========     ==========


                                       9


LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)


                                                                            Quarter Ended
                                              ---------------------------------------------------------------------------
                                                Nov 30,        Aug 31,        May 31,         Feb 29,         Nov 30,
                                                 2004            2004           2004           2004             2003
                                              ------------    -----------    -----------    ------------    -------------

Average common stockholders' equity               $13,326        $12,954        $12,716         $12,365           $9,836
Less: average identifiable intangible
   assets and goodwill                            (3,469)        (3,641)        (3,617)          (3,586)           (836)
                                              ------------    -----------    -----------    ------------    -------------
Average tangible common stockholders'              $9,857         $9,313         $9,099          $8,779           $9,000
   equity
                                              ============    ===========    ===========    ============    =============



                                                      Year Ended
                                              ---------------------------
                                                Nov 30,        Nov 30,
                                                 2004            2003
                                              ------------    -----------

Average common stockholders' equity               $12,843         $9,061
Less: average identifiable intangible
   assets and goodwill                            (3,547)          (471)
                                              ------------    -----------
Average tangible common stockholders'              $9,296         $8,590
   equity
                                              ============    ===========


                                       10


LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)



                                                                                                    As of
                                                                              -------------------------------------------------
Composition of Assets Under Management                                          Nov 30,            Aug 31,            Nov 30,
                                                                                 2004               2004              2003
                                                                              -----------        -----------       ------------

Money Markets                                                                      $19.0              $20.9              $18.4
Fixed Income                                                                        51.7               51.2               49.2
Equity                                                                              54.3               48.2               43.1
Alternative Investments                                                             11.7               10.6                9.4
                                                                              -----------        -----------       ------------
   Assets under Management (a)                                                    $136.7             $130.9             $120.1
                                                                              ===========        ===========       ============




Assets Under Management Rollforward                                                                Three
                                                                                                   Months
                                                                                Year Ended         Ended
                                                                                Nov 30,            Nov 30,
                                                                                  2004              2004
                                                                              -------------       -----------

Balance, beginning of period (a)                                                    $120.1            $130.9
   Net additions                                                                       5.6               0.1
   Net market appreciation                                                            11.0               5.7
                                                                              -------------       -----------
     Total increase                                                                   16.6               5.8
                                                                              -------------       -----------
Balance, end of period (a)                                                          $136.7            $136.7
                                                                              =============       ===========




(a) Total assets under management at August 31, 2004 and November 30, 2003 have been restated to include $4.8 billion and $3.9 billion, respectively, of discretionary cash management assets.

                                       11


LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

                                                 Nov 30,          Aug 31,          May 31,          Feb 29,          Nov 30,
                                                  2004              2004             2004             2004             2003
                                              --------------    -------------    -------------    -------------    -------------
Net assets:
   Total assets                                    $358,500         $340,890         $346,499          $328,064         $312,061
   Less:
     Cash and securities segregated and on
       deposit for  regulatory and other
       purposes                                     (4,100)          (4,800)          (4,606)           (3,633)          (3,100)
     Secured financing arrangements
       (reverse repo and securities
       borrowed)                                  (169,800)        (156,661)        (158,441)         (143,563)        (138,812)
     Securities received as collateral              (4,700)          (4,463)          (4,376)           (5,658)          (3,406)
     Identifiable intangible assets and
       goodwill                                     (3,280)          (3,658)          (3,624)           (3,610)          (3,561)
                                              --------------    -------------    -------------    -------------    -------------
Net assets                                         $176,620         $171,308         $175,452          $171,600         $163,182
                                              ==============    =============    =============    =============    =============

Tangible equity capital:
   Total stockholders' equity                       $14,920          $14,421          $14,006           $13,776          $13,174
   Junior subordinated debentures issued to
     trusts (subject to a limit) (a)                  1,000            1,000            1,154             1,130            1,068
   Less: Identifiable intangible assets and
     goodwill                                       (3,280)          (3,658)          (3,624)           (3,610)          (3,561)
                                              --------------    -------------    -------------    -------------    -------------
Tangible equity capital                             $12,640          $11,763          $11,536           $11,296          $10,681
                                              ==============    =============    =============    =============    =============

Gross leverage (total assets / total
   stockholders' equity)                              24.0x            23.6x            24.7x             23.8x            23.7x

Net leverage (net assets / tangible equity
   capital)                                           14.0x            14.6x            15.2x             15.2x            15.3x

(a) Under the definition of tangible equity capital used by a leading rating agency, the maximum equity credit given to junior subordinated debentures issued to trusts is 10% of tangible equity capital. (Junior subordinated debentures issued to trusts are included in the calculation to determine the limit). Prior to February 29, 2004, junior subordinated debentures issued to trusts were classified as preferred securities subject to mandatory redemption. See note (h) to the Selected Statistical Information on page 6.


                                       12
